As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-172563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

 _______________________

Neuralstem, Inc.

(Exact name of Registrant as specified in its charter)

_______________________

Delaware	52-2007292
(State of Incorporation)	(I.R.S. Employer Identification Number)

20271 Goldenrod Lane

Germantown, MD 20876

Tel: 301.366.4960

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

 _______________________

2010 Equity Compensation Plan

(Full title of the plan)

_______________________

Paracorp Incorporated

2140 S Dupont Hwy

Camden, DE 19934

302.697.4590

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Raul Silvestre, Esq

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

Westlake Village, Ca 91362

(818) 597-7552

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

_______________________

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share, to be issued under the Neuralstem, Inc. 2010 Equity Compensation Plan	700,000	$1.30	$910,000	$113.30
Total	700,000	$1.30	$910,000	$113.30

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Common Stock as may become available for issuance pursuant to the Neuralstem, Inc., 2010 Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purposes of computing the amount of the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on September 29, 2017, as reported by NASDAQ, which was $1.30.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “ Registration Statement ”) is being filed by Neuralstem, Inc., a Delaware corporation (the “ Registrant ”), to register an additional 700,000 shares of its common stock, par value $0.01 per share, issuable to eligible employees, directors and consultants of the Registrant and its affiliates under the Registrant’s 2010 Equity Compensation Plan, as amended (the “ Plan ”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-172563) filed by the Registrant with the U.S. Securities and Exchange Commission (the “ SEC ”) on March 1, 2011 and subsequently amended on March 28, 2014 (the “ Prior Registration Statement ”) relating to the Plan, including periodic reports that we filed after the Prior Registration Statement to maintain current information about us, are incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

Item 8. Exhibits.

The Index of Exhibits filed herewith and appearing immediately after the signature page to the Registration Statement is incorporated by reference in this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on October 4, 2017.

NEURALSTEM, INC.

By:	/s/ Rich Daly
Rich Daly
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rich Daly, and each of them acting individually, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rich Daly	Chief Executive Officer, Chairman of the Board and Director	October 4, 2017
Rich Daly	(Principal Executive Officer)

/s/ Rich Daly	Senior Vice President and Chief Financial Officer	October 4, 2017
Rich Daly	(Principal Financial and Accounting Officer)

/s/ Sandford Smith Sandford Smith	Director	October 4, 2017

/s/ Stanley Westreich Stanley Westreich	Director	October 4, 2017

/s/ Scott Ogilvie Scott Ogilvie	Director	October 4, 2017

/s/ William Oldaker William Oldaker	Director	October 4, 2017

/s/ Dr. Cristina Csimma Dr. Cristina Csimma	Director	October 4, 2017

/s/ Zhuo Zhang Zhuo Zhang	Director	October 4, 2017

NEURALSTEM INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

3.01(i)	Amended and Restated Certificate of Incorporation of Neuralstem, Inc. filed on 1/5/2017		8-K	3.01(i)	001-33672	1/6/17

3.02	Amended and Restated Bylaws of Neuralstem, Inc. adopted on 11/10/2015		8-K	3.01	001-33672	11/16/15

4.01	Form of Common Stock Purchase Warrant From May 2016 Public Offering dated May 6, 2016		8-K	4.01	001-33672	5/4/16

4.02**	Amended Neuralstem 2010 Equity Compensation Plan adopted on June 22, 2017		DEF 14A	Appendix I	001-33672	5/1/17

4.03**	Neuralstem 2010 Equity Compensation Plan -- Form of common stock purchase option		10-K	4.23	001-33672	3/31/10

4.04**	Neuralstem 2010 Equity Compensation Plan --Form of Restricted Stock Award Agreement		S-8	4.06	333-172563	3/1/11

4.05**	Neuralstem 2010 Equity Compensation Plan --Form of Restricted Stock Unit Agreement		S-8	4.08	333-172563	3/1/11

5.01	Opinion of Silvestre Law Group, P.C.	*

23.1	Consent of Dixon Hughes Goodman LLP	*

23.2	Consent of Stegman & Company	*

23.3	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.01)	*

24.1	Power of Attorney (included on signature page)	*

*	Filed herein.
**	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.